UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2009

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Dealer Management Agreement

On June 22, 2009, we entered into a dealer manager agreement, or the Dealer Manager Agreement, with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities. Grubb & Ellis Company is our sponsor and the parent company of Grubb & Ellis Securities. Under the Dealer Manager Agreement, Grubb & Ellis Securities will serve as dealer manager for our proposed public offering of $1,047,500,000 in shares of our common stock, on a best efforts basis, of which (i) $1,000,000,000 in shares are intended to be offered pursuant to our primary offering and (ii) $47,500,000 in shares are intended to be offered pursuant to our distribution reinvestment plan, or the DRIP.

The proposed public offering to which the Dealer Management Agreement relates has been filed with the Securities and Exchange Commission but is not yet effective. Except in certain circumstances described in our Registration Statement on Form S-11 (File No. 333-157375), under the Dealer Manager Agreement, Grubb & Ellis Securities will receive selling commissions of up to 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, all or a portion of which may be reallowed by Grubb & Ellis Securities to participating broker-dealers. Grubb & Ellis Securities will also generally receive a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by Grubb & Ellis Securities to participating broker-dealers. In addition, we will reimburse Grubb & Ellis Securities and its affiliates for some of their costs in connection with the offering in an amount up to 1.0% of the gross offering proceeds from the shares of common stock sold pursuant to the primary offering.

No selling commissions will be paid, and the per share cash price shall be reduced to $9.30, in connection with shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service or assets under management basis by the investor. No selling commissions will be paid, and the per share cash price shall be reduced to $9.30, in connection with shares sold to (i) retirement plans of participating dealers, (ii) participating dealers in their individual capacities, or (iii) IRAs and qualified plans of their registered representatives or any one of their registered representatives in their individual capacities. Selling commissions or the dealer manager fee will be reduced, and the per share cash price shall be adjusted accordingly to no lower than $9.00, where Grubb & Ellis Securities and/or a participating dealer agrees to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or participating dealer.

No selling commissions, dealer manager fee or other organizational or offering expense reimbursement will be paid for shares sold pursuant to the DRIP.

The terms of the Dealer Management Agreement were approved by our directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our directors.

We have agreed to indemnify Grubb & Ellis Securities and the participating broker-dealers against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of breaches by us of the Dealer Manager Agreement or material misstatements and omissions contained in the prospectus relating to the offering, subject to certain limitations including those set forth in our charter.

This description of the material terms of the Dealer Manager Agreement is qualified in its entirety by the terms of the agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Advisory Agreement

On June 23, 2009 our board of directors, including a majority of our independent directors, approved the renewal of our First Amended and Restated Advisory Agreement with Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, which we entered into on July 18, 2008 and amended on November 26, 2008 in Amendment No. 1 to First Amended and Restated Advisory Agreement, or the Advisory Agreement. As a result of the renewal, the Advisory Agreement was extended through July 18, 2010.

The material terms of the First Amended and Restated Advisory Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 in Current Report on Form 8-K filed July 21, 2008 and incorporated herein by reference. Also, the material terms of Amendment No. 1 to First Amended and Restated Advisory Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 in Current Report on Form 8-K filed December 2, 2008 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1 Dealer Manager Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Securities, Inc. dated as of June 22, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

June 26, 2009	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

1.1	Dealer Manager Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Securities, Inc. dated as of June 22, 2009.